Exhibit 10.2

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is made and entered into as of the date of the last signature hereto (the “Effective Date”), by and among EdgeMode, Inc., a Nevada corporation (the “Company”), and each of the lenders identified on the signature pages hereto (each, a “Lender” and collectively, the “Lenders”).

RECITALS

WHEREAS, each Lender has previously purchased from the Company one or more convertible promissory notes (each, a “Note”), the details of which are set forth on Schedule A attached hereto;

WHEREAS, the Company is seeking to refinance the indebtedness evidenced by the Notes;

WHEREAS, in order to facilitate such refinancing, each Lender has agreed to a temporary standstill with respect to certain rights under the applicable Note(s); and

WHEREAS, the parties desire to set forth the terms and conditions of such standstill.

AGREEMENT

1.  Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the applicable Note.

2.  Standstill. During the Standstill Period (as defined below), each Lender agrees that it shall not, directly or indirectly: (a) convert all or any portion of the principal amount or accrued interest under any Note into shares of common stock of the Company; or (b) sell, assign, transfer, pledge, hypothecate, or otherwise dispose of (including through open market sales, block trades, short sales, derivatives, or any other method) any shares of common stock of the Company that it currently holds or may acquire pursuant to any Note, including but not limited to commitment shares or any other equity issued in connection with the Notes.

For purposes of this Agreement, the “Standstill Period” shall mean the period commencing on the Effective Date and ending thirty (30) days thereafter, unless extended or terminated earlier by mutual written agreement of the Company and all Lenders.

3.  Effectiveness. This Agreement shall not become effective until it has been executed and delivered by the Company and all of the Lenders. Until such time, no party shall have any rights or obligations hereunder.

4. Company Covenants. The Company hereby covenants and agrees as follows:

(a)   Further Assurances. The Company shall execute and deliver such additional documents and take such further actions as any Lender may reasonably request to effectuate the purposes of this Agreement.

5. No Other Modifications. Except as expressly set forth herein, this Agreement does not amend, modify, or waive any provisions of the Notes or any other agreements between the Company and any Lender. All terms and conditions of the Notes remain in full force and effect during and after the Standstill Period.

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6. Representations and Warranties. (a) Each Lender represents and warrants that it has full power and authority to enter into this Agreement and to perform its obligations hereunder. (b) The Company represents and warrants that it has full power and authority to enter into this Agreement, and that the execution, delivery, and performance of this Agreement do not and will not conflict with or result in a violation of any law, regulation, or its organizational documents.

7. Miscellaneous.

(a)   Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles. Any legal action, suit, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the state or federal courts located in Clark County, Nevada (or, if federal jurisdiction is unavailable, any other state court of competent jurisdiction in Nevada), and each party irrevocably submits to the exclusive jurisdiction of such courts and waives any objection to venue or inconvenient forum in such courts.

(b)  Entire Agreement. This Agreement, together with Schedule A, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, or representations, whether oral or written.

(c)   Counterparts; Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart by electronic mail (including pdf or DocuSign) or other electronic transmission shall be effective as delivery of a manually executed counterpart.

(d)  Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall remain in full force and effect.

(e)  Notices. All notices hereunder shall be in writing and delivered in accordance with the notice provisions of the applicable Note.

(f)  No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein shall create any rights in any other person.

(g)  Survival. The representations, warranties, and covenants contained in this Agreement shall survive the expiration or termination of the Standstill Period.

(h)  Breach. In the event of any breach by the Company of its obligations under Section 4 it shall be an Event of Default under the Note, the Lenders shall be entitled to all remedies available at law or in equity, including specific performance and injunctive relief, without the need to post a bond.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

COMPANY:

EDGEMODE, INC.

By: /s/ Simon Wajcenberg

Name: Simon Wajcenberg

Title: Director

Date: 6/24/2026

LENDERS:

JEFFERSON STREET CAPITAL LLC

By: /s/ Brian Goldberg

Name: Brian Goldberg

Title: Authorized Signatory

Date: 6/24/2026

CLEARTHINK CAPITAL PARTNERS, LLC

By: __________________

Name:

Title:

Date: ________________

LGH INVESTMENTS LLC

By: /s/ Luke Hoppel

Name: Luke Hoppel

Title: Managing member

Date: 6/24/2026

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FIRSTFIRE GLOBAL OPPORTUNITIES FUND LLC

By: __________________

Name:

Title:

Date: ________________

CROM STRUCTURED OPPORTUNITIES FUND I, LP

By: Crom Structured Opportunities Fund I GP, LLC, its General Partner

By: Crom Cortana Fund LLC, member of the General Partner

By: __________________

Name: John Chen

Title: Authorized Signatory

Date: ________________

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Schedule A

Security Type	Issuance Date	Original Principal Amount
JEFFERSON STREET CAPITAL LLC	September 22, 2025	$143,750.00
CROM STRUCTURED OPPORTUNITIES FUND I, LP	September 22, 2025	$143,750.00
FIRSTFIRE GLOBAL OPPORTUNITIES FUND LLC	September 15, 2025	$287,500
LGH INVESTMENTS LLC	September 19, 2025	$115,000
CLEARTHINK CAPITAL PARTNERS, LLC	August 20, 2025	$75,500.00
CLEARTHINK CAPITAL PARTNERS, LLC	September 30, 2025	$287,500.00
CLEARTHINK CAPITAL PARTNERS, LLC	October 9, 2025	$115,000.00

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